UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 14, 2016
Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
4800 Montgomery Lane, Suite 220
Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Agreement.

Hotel Acquisition

On December 14, 2016, Condor Hospitality Limited Partnership (“CHLP”), a limited partnership 97.8% owned by Condor Hospitality Trust, Inc. (the “Company”), completed the acquisition of a 156-room Aloft hotel located at 11620 Ash Street, Leawood, Kansas, pursuant to a purchase agreement dated as of August 29, 2016 (the “Leawood Agreement”) with Leawood ADP, Ltd. (the “Seller”).  The purchase price for the hotel was $22.5 million which was paid with a combination of cash, debt financing (as discussed below) and CHLP limited partnership units (as discussed below).  The closing of the acquisition was subject to customary closing conditions, including accuracy of representations and warranties and compliance with covenants and obligations under the purchase agreement.

The acquisition was completed by CDOR KCI Loft, LLC (“CKL”), a single purpose bankruptcy remote entity 100% owned by CHLP.  In connection with the closing of the acquisition, the hotel was leased to TRS KCI Loft, LLC (“TKL”), a single purpose bankruptcy remote entity 100% owned by TRS Leasing, Inc., the taxable REIT subsidiary of the Company.

The Leawood Agreement is qualified in its entirety by the form of such agreement filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Management Agreement

Hotel Management.  On December 14, 2016, TKL entered into a hotel management agreement with Presidian Destinations, Ltd (“Presidian”), an eligible independent operator, to manage the hotel.

Under the hotel management agreement, Presidian  operates and manages the hotel. Presidian provides all property management, financial accounting, reporting, marketing and other operational services for the hotel, and employees for operating the hotel.  Presidian must generally maintain the hotel in good operating condition. Presidian must operate the hotel in accordance with the national franchise agreement that covers the hotel, which includes using franchisor sales and reservation systems.

The management agreement generally requires TKL to fund budgeted capital expenditures and operating expenses, except those expenses not related to the operation of the hotel.  TKL is responsible for obtaining and maintaining insurance policies with respect to the hotel.

Management Fee.  Presidian will receive a monthly management fee with respect to the hotel equal to 3% of the gross hotel income.  Incentive fees may be earned by Presidian for performance above budgeted expectations for the hotel up to a maximum payout of 2% of gross hotel income in 2017 and 2018 as follows:

•
1% of the gross hotel income if the hotel achieves an investment return of 8.5% to 8.99% for 2017, and an additional 1% of gross hotel income if the hotel achieves an investment return of 9.0% or higher for that year; and

•
1% of the gross hotel income if the hotel achieves an investment return of 9.0% to 9.49% for 2018, and an additional 1% of gross hotel income if the hotel achieves an investment return of 9.5% or higher for that year.

For 2019 and until termination of the management agreement, incentive fees with respect to the hotel may be earned by Presidian as follows, up to a maximum payout of 2% of gross hotel income:

•	0.5% of gross hotel income if the hotel achieves budgeted hotel net operating income (“NOI”);

•	25% of any NOI in excess of budgeted NOI for the hotel; and

•	if the hotel achieves its budgeted NOI, 25% of any gross hotel income for the hotel in excess of budgeted gross hotel income for the hotel.

NOI is equal to gross hotel income less operating expenses (exclusive of management fees, certain insurance premiums and employee bonuses, and personal and real property taxes).

Term and Termination.  The management agreement expires on December 31, 2019 and will renew for two additional terms of one year unless either party to the agreement gives the other party written notice of termination at least 90 days before the end of a term.

TKL may terminate the management agreement, subject to cure rights, due to certain inspection failures or if performance metrics tied to the hotel are not met.  TKL may also terminate the management agreement without reason on 60 days’ notice.  Upon any such termination without reason by TKL, TKL must pay Presidian a termination fee equal to the lesser of: (a) 50% of the monthly management fee paid during the trailing 12 months (including any such fees paid prior to the commencement of the management agreement); or (b) 50% of the average monthly management fee paid during the trailing 12 months multiplied by the number of months remaining in the initial term or renewal term.  The management agreement terminates upon a sale of the hotel, subject to certain notice requirements.

The management agreement is qualified in its entirety by the form of such agreement filed with this report as Exhibit 10.2 and is incorporated herein by reference.

Debt Financing

The purchase price of the hotel was financed, in part, with the proceeds of mortgage loans provided by Great Western Bank (“GWB”).  On December 14, 2016, CKL and TKL obtained mortgage loans from GWB in an aggregate principal amount of $15,925,000, pursuant to a loan agreement dated as of December 14, 2016 between CKL, TKL and GWB.

The loans require monthly principal and interest payments based on a 25-year amortization (in the case of the $14,326,000 loan) and 7-year amortization (in the case of the $1,599,000 loan), with the principal balance due and payable on December 1, 2021.  Provided that no event of default is continuing, the borrowers may extend the term of the loans for an additional two years.  During the initial five-year term, the loans bear interest at a fixed rate of  4.33% per annum.  During any two-year extension period, the loans would bear interest at either a fixed rate or variable rate, at the election of the borrowers.  The fixed rate would be the greater of 4.33% per annum and the then current two-year treasury rate plus 2.50% per annum.  The variable rate would be one-month Libor plus 3.00% per annum (adjusted monthly); provided, that the variable rate would never be less than the initial variable rate set at the time the loans are extended.  The loans may be voluntarily prepaid in whole, subject to a 0.5% prepayment fee if the loans are refinanced with another FDIC insured lender.  This prepayment fee applies during the initial five-year term and during any two-year extension period if the borrowers elect the fixed rate option.

The loans are non-recourse to the Company, except (a) the Company guarantees the loans when the pre-dividend debt service coverage ratio (as defined in the loan agreement) of the borrowers is less than 1.35:1 and (b) the Company guarantees losses arising due to fraud, theft and involuntary bankruptcy. The loans are evidenced by documentation generally consistent with loans of similar size and type, including promissory notes, a mortgage and assignments of leases and rents with respect to the hotel, a springing unconditional guaranty of payment and performance and a limited guaranty of payment and performance.

The loans are secured by first priority liens and security interests on the hotel and the tangible and intangible personal property owned by the borrowers in connection with the operations on the hotel property, including inventory, equipment, fixtures, accounts and general intangibles. The loan agreement contains certain affirmative and negative covenants with which the borrowers must comply, including maintenance of a pre-dividend debt service coverage ratio (as defined in the loan agreement) of 1.35:1, maintenance of a post-dividend debt service coverage ratio (as defined in the loan agreement) of 1.05:1,  maintenance of insurance, reporting requirements and restrictions on property transfers and the granting of liens. The loan agreement also requires that the Company maintain a consolidated debt service coverage ratio (as defined in the loan agreement) of 1.05:1.  Customary events of default are included in the loan agreement, including payment defaults, breaches of covenants and insolvency/bankruptcy events, the occurrence of which give GWB the right to accelerate repayment of the loans.

The Company and its affiliates maintain other loan facilities with GWB and its affiliates, which have been previously disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission

The material loan documents are qualified in their entirety by the form of such documents filed with this report as Exhibits 10.3, 10.4 and 10.5 and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated herein by reference.

Pursuant to the Leawood Agreement, as partial consideration for the purchase price of the hotel, CHLP issued to LMZ Ventures Limited, an affiliate of the Seller, limited partnership units with a value of $50,000.  On December 14, 2016, 213,904 limited partnership units were issued to LMZ Ventures Limited.

The CHLP limited partnership units were issued to LMZ Ventures Limited in a transaction exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof, as such issuance of securities was not made in a public offering.

Item 9.01  Financial Statements and Exhibits.

(d)         Exhibits.

10.1
Agreement of Purchase and Sale dated as of August 29, 2016 between Leawood ADP, Ltd. and Condor Hospitality Limited Partnership (incorporated by reference to Exhibit 10.1 filed with the Company’s Form 8-K dated August 29, 2016 (001-34087)).

10.2	Hotel Management Agreement dated as of December 14, 2016 between TRS KCI Loft, LLC and Presidian Destinations, Ltd.
10.3	Loan Agreement dated as of December 14, 2016 among CDOR KCI Loft, LLC, TRS KCI Loft, LLC and Great Western Bank.
10.4	Springing Unconditional Guaranty of Payment and Performance dated as of December 14, 2016 by Condor Hospitality Trust, Inc. in favor of Great Western Bank.
10.5	Limited Guaranty of Payment and Performance dated as of December 14, 2016 by Condor Hospitality Trust, Inc. in favor of Great Western Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: December 20, 2016	By: _/s/ Jonathan J. Gannt_______________________
Name: Jonathan J. Gantt
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1
Agreement of Purchase and Sale dated as of August 29, 2016 between Leawood ADP, Ltd. and Condor Hospitality Limited Partnership (incorporated by reference to Exhibit 10.1 filed with the Company’s Form 8-K dated August 29, 2016 (001-34087)).

10.2	Hotel Management Agreement dated as of December 14, 2016 between TRS KCI Loft, LLC and Presidian Destinations, Ltd.
10.3	Loan Agreement dated as of December 14, 2016 among CDOR KCI Loft, LLC, TRS KCI Loft, LLC and Great Western Bank.
10.4	Springing Unconditional Guaranty of Payment and Performance dated as of December 14, 2016 by Condor Hospitality Trust, Inc. in favor of Great Western Bank.
10.5	Limited Guaranty of Payment and Performance dated as of December 14, 2016 by Condor Hospitality Trust, Inc. in favor of Great Western Bank.